UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 15, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

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Item 5.07.	Submission of Matters to a Vote of Security Holders.	1
	Signature	2

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of the Company was held on May 15, 2014 (the “Annual Meeting”). At the Annual Meeting, shareholders of the Company (1) approved all six of the director nominees for the ensuing year, (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (3) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. The shareholders did not approve the shareholder proposal on separation of the CEO and Board Chair or the shareholder proposal on managing risk.
The final voting results were as follows:

				Broker
Election of Directors, Terms Expire in 2015	Votes For	Votes Against	Abstain	Non-Votes
Paul G. Boynton	84,746,217	4,252,428	472,523	24,155,360
C. David Brown, II	85,329,509	3,867,154	274,505	24,155,360
John E. Bush	86,371,980	2,827,656	271,532	24,155,360
Mark E. Gaumond	86,215,383	2,979,021	276,764	24,155,360
Thomas I. Morgan	85,390,441	3,806,424	274,303	24,155,360
David W. Oskin	86,197,142	2,935,036	338,990	24,155,360

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Advisory Vote on the Compensation of Our Named Executive Officers	85,138,884	3,770,035	562,249	24,155,360

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Ratification of Auditors	112,494,727	864,689	267,112	—

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Shareholder Proposal on Separation of CEO and Board Chair	18,407,605	70,552,337	511,226	24,155,360

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Shareholder Proposal on Managing Risk	24,806,960	57,803,108	6,861,100	24,155,360

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President and
General Counsel
May 21, 2014

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